Exhibit 10.16


                                    TERM NOTE

$1,800,000                                                       Portland, Maine
                                                                    May 30, 1996



         FOR VALUE RECEIVED, BRUNSWICK TECHNOLOGIES, INC., a Maine corporation (the "Maker"), promises to pay to FLEET BANK OF MAINE (the "Bank"), its successors and assigns, the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000), or so much hereof as may be outstanding hereunder from time to time in the manner and on the terms set forth below. The principal amount hereof shall be paid by Maker to Bank in eighty-three (83) consecutive equal monthly installments of principal in an amount sufficient to amortize fully the principal amount outstanding hereunder on such payment date over the then remaining term hereof, commencing on March 1, 1997 and continuing thereafter on the first day of each month to and including January 1, 2004, with one (1) final payment of all remaining principal and other amounts due and owing hereunder on February 1, 2004. Regularly scheduled payments under this Note shall be applied first to accrued interest and then to principal.

         Maker promises to pay interest (computer on the basis of the actual number of days elapsed in a 360 day year) on the unpaid principal balance outstanding from time to time on this Note until paid in full (whether at maturity, by acceleration or otherwise) at a rate of interest per annum equal to the Prime Lending Rate plus one-quarter percent (.25%) per annum, unless a Cost of Funds or LIBOR based fixed interest rate option is selected by Maker for the Cost of Funds Interest Period or LIBOR Interest Period selected in accordance with, and subject to the terms of the Loan Agreement of even or near even date between Maker as borrower and the Bank as Lender (the "Loan Agreement"), in which case the per annum interest rate shall be the LIBOR Rate or Cost of Funds Rate, as applicable, for the interest period so selected. Interest on the outstanding principal balance hereof is due and payable in arrears on the first day of each month, commencing on June 1, 1996 and continuing thereafter on the first day of each month until maturity (February 1, 2004 in the absence of a Default), whether on acceleration following a Default or Event of Default or otherwise as aforesaid.

         If the Maker shall fail to make any regular monthly payment on this Note, and such failure continues for more than ten (10) days, the Maker shall pay to the Bank or other holder of this Note, as the case may be, on demand by such holder, an additional amount as premium in an amount equal to five percent (5%) of the overdue installment amount. The Bank also shall have the right to charge interest on the unpaid principal balance hereof at an interest rate equal to the sum of three percent(3%) per annum plus the rate of interest otherwise applicable hereunder for any period during which the undersigned shall be in default hereunder or under any of the Loan Documents but only following the expiration of any applicable grace or cure periods relating to such Default or Event of Default, if any. The failure by the holder of this Note to collect any such late charge, or to charge a default rate of interest on one occasion shall not be deemed a waiver by the holder of this Note of its right to collect late charges or to collect such charges in any other instance involving a late payment hereunder, or to charge a default rate of interest at a later date or on another occasion.

         The Maker may prepay all or any portion of the principal amount hereof, provided, however, that Maker shall pay to Bank the applicable Maintenance Fee calculated in accordance with the terms and provisions of the Loan Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

         All payments in respect of this Note shall be payable to the Bank at its offices at Two Portland Square, P.O. Box 1280, Portland, Maine 04104-5006,
Attn.: Claude R. Carbonneau, or such other address as the Bank or other holder hereof shall notify the Maker in writing in United States Dollars.

         This Note evidences a loan or loans under and is issued pursuant to the Loan Agreement, a Security Agreement of even or near even date between the Maker as debtor and the Bank as secured party, and the other Loan Documents to which reference is made for a complete description of the rights, obligations, limitations and restrictions of the Maker and the holder of this Note. The holder of this Note is entitled to the benefits of the Loan Agreement and the other Loan Documents, but neither this reference to such Loan Agreement, the Security Agreement or the related Loan Documents, nor any provisions thereof, shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal of Maintenance Fee, if any, and interest on this Note when and as the same shall become due and payable in accordance with the terms hereof.

         Upon the failure of Maker or any other party liable therefor to pay the principal of or interest on this Note as and when the same shall be due, or upon the occurrence of any Default or Event of Default as defined in the Loan Agreement (or any other Loan Document) that remains uncured following the expiration of any applicable grace period, if any, then the Bank may declare this Note to be, whereupon this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, in addition to and not in any respect in limitation of any other rights or remedies Bank may have under the Loan








Agreement and any other Loan Documents or under applicable laws.

         The Maker and all other parties liable herefor, whether as maker, principal, guarantor, endorser or otherwise, hereby severally waive presentment, demand, protest, notice of dishonor and all notices and demands of every kind in connection with the delivery, acceptance, performance and enforcement of this Note, and waive all recourse to suretyship and guarantorship defenses generally, including, but not limited to, any extension of time for payment or performance which may be granted to the Maker or to any other liable party, any impairment of any collateral for the loans evidenced by this Note, any release of security, and all other indulgences of any type which may be granted by the holder hereof to the Maker or any other party liable herefor. Maker shall pay all reasonable costs and expenses, including without limitation attorneys' and paralegals' fees and disbursements that may be incurred by the Bank or any subsequent holder of this Note in connection with the enforcement or collection of this Note or any security for this Note.

         This Note is subject to the condition that at no time shall the Maker or any other party liable hereon be obligated or required to pay interest at a rate which could subject the holder hereof to either civil or criminal liability, forfeiture or loss of principal, interest, or other sums as a result of being in excess of the maximum interest rate which obligors are permitted by law to contract or agree to pay or which the holder hereof is permitted to receive. If by the terms of this Note the Maker or any other party liable hereon is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under the Note shall be deemed to be immediately reduced to such maximum rate for so long as such maximum rate shall be in effect and shall thereafter be payable at the rate herein provided. If any obligation or a portion of this Note is determined to be invalid or unenforceable under applicable law, it shall not affect the validity or enforcement of the remaining obligations or portions hereof.

         UNDER MAINE LAW, NO PROMISE, CONTRACT OR AGREEMENT TO LEND MONEY, EXTEND CREDIT, FORBEAR FROM COLLECTION OF A DEBT OR MAKE ANY OTHER ACCOMMODATION FOR THE PAYMENT OF A DEBT FOR MORE THAN $250,000 MAY BE ENFORCED IN COURT AGAINST A LENDER UNLESS THE PROMISE, CONTRACT OR AGREEMENT IS IN WRITING AND SIGNED BY THE LENDER. ACCORDINGLY, MAKER CANNOT ENFORCE ANY ORAL PROMISE UNLESS IT IS CONTAINED IN LOAN DOCUMENTS SIGNED BY THE BANK, NOR CAN ANY CHANGE, FORBEARANCE, OR OTHER ACCOMMODATION RELATING TO THE OBLIGATIONS, THE NOTE OR ANY OTHER OF THE LOAN DOCUMENTS BE ENFORCED, UNLESS IT IS IN WRITING AND SIGNED BY THE BANK. MAKER ALSO UNDERSTANDS AND AGREES THAT ALL FUTURE PROMISES, CONTRACTS OR AGREEMENTS OF THE BANK RELATING TO ANY OTHER TRANSACTION BETWEEN IT AND THE








BANK CANNOT BE ENFORCED IN COURT UNLESS THEY ARE IN WRITING AND SIGNED BY THE BANK. BY EXECUTION OF THIS NOTE, MAKER HEREBY ACKNOWLEDGES AND AGREES THAT THE REQUIREMENT OF A WRITING DESCRIBED IN THIS PARAGRAPH SHALL APPLY TO THIS NOTE, THE OBLIGATIONS, THE LOAN DOCUMENTS, ANY EXTENSION, MODIFICATION, RENEWAL, FORBEARANCE OR OTHER ACCOMMODATION RELATING HERETO OR THERETO AND TO ANY OTHER CREDIT RELATIONSHIP BETWEEN MAKER AND THE BANK (WHETHER NOW EXISTING OR CREATED IN THE FUTURE), WHETHER OR NOT THE AMOUNT INVOLVED EXCEEDS $250,000.

         THE BANK AND THE MAKER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY PROCEEDING RELATING TO THIS NOTE OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE MAKER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE MAKER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         This Note evidences a loan for business or commercial purposes and not for personal, family or household uses, and is secured by the Collateral (as defined in the Security Agreement and the Loan Agreement) and the related Loan Documents. This Note shall be construed in all respects in accordance with and governed by the laws of the State of Maine. Maker submits to the jurisdiction of the courts of the State of Maine and the United States District Court for the District of Maine, and agrees that at Bank's option all litigation under or relating to this Note shall be conducted in such courts.

         IN WITNESS WHEREOF, this Note has been executed as sealed instrument and delivered on the date above written by a duly authorized representative of the undersigned.


WITNESS                                     BRUNSWICK TECHNOLOGIES, INC.


-----------------------------               By: /s/ William S. Dubay
                                               --------------------------------

                                            Its:  President
                                               --------------------------------